  As filed with the Securities and Exchange Commission on October 8, 1999

                                                 Registration No. 333-88019
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                              AMENDMENT NO. 1

                                    To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ----------------
                               HEALTHCENTRAL.COM
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                      7375                     94-3250851
    (State or Other            (Primary Standard            (I.R.S. Employer
    Jurisdiction of                Industrial            Identification Number)
    Incorporation or          Classification Code
     Organization)                  Number)
                       6001 Shellmound Street, Suite 800
                              Emeryville, CA 94608
                                 (510) 250-2500
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)
                                ----------------
                                Albert L. Greene
                            Chief Executive Officer
                               HealthCentral.com
                       6001 Shellmound Street, Suite 800
                              Emeryville, CA 94608
                                 (510) 250-2500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                ----------------
                                   Copies to:
           Mark A. Medearis                        Craig S. Andrews
             Laurel Finch                          David G. Odrich
              Scott Ring                          Jeffrey C. Thacker
              Gene Yoon                            Michelle A. Lara
          VENTURE LAW GROUP                BROBECK, PHLEGER & HARRISON LLP
      A Professional Corporation                 550 West "C" Street
         2800 Sand Hill Road                          Suite 1300
         Menlo Park, CA 94025                    San Diego, CA 92101
                                ----------------
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                                ----------------
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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 Title of Each Class of Securities To                                       Amount of Registration Fee
                  Be                    Proposed Maximum Aggregate Offering
              Registered                             price (1)
------------------------------------------------------------------------------------------------------
 Common stock, par value $   per share              $86,250,000                   $23,977.50 (2)
------------------------------------------------------------------------------------------------------

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(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) and Rule 457(o) under the Securities Act.

(2) $23,977.50 has been previously paid by the Registrant in connection with the filing of the Registration Statement on September 29, 1999.
                                ----------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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   The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by HealthCentral.com in connection with the sale of the common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                                        Amount
                                                                      to be Paid
                                                                      ----------
   Securities and Exchange Commission registration fee .............. 23,977.50
   NASD filing fee...................................................     *
   Nasdaq National Market listing fee................................     *
   Printing and engraving expenses...................................     *
   Legal fees and expenses...........................................     *
   Accounting fees and expenses......................................     *
   Blue Sky qualification fees and expenses..........................     *
   Transfer Agent and Registrar fees.................................     *
   Miscellaneous fees and expenses...................................     *
       Total.........................................................     *

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   * To be filed by amendment.

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article XII of our certificate of incorporation (Exhibit 3.3 hereto) and Article VI of our Bylaws (Exhibit 3.5 hereto) provide for indemnification of HealthCentral.com's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, HealthCentral.com has entered into Indemnification Agreements (Exhibit 10.24 hereto) with certain officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among HealthCentral.com and the underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

     (a) Since September 1, 1996, the Registrant has issued and sold the following unregistered securities:

  (1) In December 1998, the Registrant issued and sold shares of Series A Preferred Stock convertible into an aggregate of 1,134,000 shares of common stock, and warrants to purchase 544,320 shares of Series A Preferred Stock at a purchase price of $1.79 to investors.

  (2) In May 1999, the Registrant issued a warrant to purchase 13,720 shares of Series A Preferred Stock at a purchase price of $1.79 per share to individuals affiliated with a lender in connection with a financing transaction.

  (3) In April 1999, the Registrant issued a warrant to purchase 80,784 shares of Common Stock at a purchase price of $5.81 per share to a strategic partner.

  (4) In July 1999, the Registrant issued promissory notes in the aggregate principal amount of $600,000 to investors and warrants to purchase an aggregate of 18,666 shares of common stock at a purchase price of $3.21 per share to investors.

  (5) In July 1999, we issued a promissory note in the principal amount of $100,000 to an individual. The principal amount of this note was converted into shares of Series B Preferred Stock and the interest was paid in full in September 1999.

  (6) In August 1999, the Registrant issued 2,357,341 shares of its common stock to individuals in connection with an acquisition of a company.

  (7) In August and September 1999, the Registrant issued and sold shares of Series B Preferred Stock convertible into an aggregate of 4,523,065 shares of common stock to investors for an aggregate purchase price of $20,999,998.50.

  (8) In August 1999, we issued promissory notes in the aggregate principal amount of $300,000 and warrants to purchase 9,332 shares of Series B Preferred Stock at a purchase price of $3.21 per share to a stockholder in connection with a bridge financing. The principal amount of this note was converted into shares of Series B Preferred Stock and the interest was paid in full in September 1999.

  (9) In August, 1999 the Registrant issued to Hambrecht & Quist LLC a warrant to purchase 77,539 shares of Series B Preferred Stock at a purchase price of $4.64 per share.

  (10) As of August 31, 1999, 376,758 shares of common stock had been issued upon exercise of options or pursuant to restricted stock purchase agreements and 1,890,177 shares of common stock were issuable upon exercise of outstanding options under the Registrant's 1998 Stock Plan.

  (11) In August 1998, the Registrant effected a 1.844-for-1 split of its outstanding common stock in which every outstanding share of common stock was split into 1.844 shares of common stock.

  (12) Prior to the completion of this offering, the Registrant intends to effect a 1.4-for-1 split of its outstanding common stock in which every outstanding share of common stock will be split into 1.4 shares of common stock.

   (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

   All of the foregoing information gives effect to the 1.4-for-1 split of the Registrant's common stock to be effected prior to completion of the offering. The issuances described in Items 15(a)(1) through 15(a)(9) were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions by an issuer not involving any public offering. The issuances described in Items 15(a)(10) were deemed exempt from the registration under the Securities Act in reliance upon Rule 701 promulgated thereunder in that they were offered and sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701. In addition such issuances were deemed to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The issuances described in Items 15(a)(11) and (12) were or will be exempt from registration under Section 2(3) of the Securities Act on the basis that such transaction did not involve a "sale" of securities. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends where affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Registrant.

Item 16. Exhibits and Financial Statement Schedules

 (a) Exhibits

  Number  Description
  ------  -----------
  1.1*    Form of Underwriting Agreement.
  3.1**   Second Amended and Restated Articles of Incorporation of the
          Registrant (current).
  3.2**   Amended and Restated Certificate of Incorporation of the Registrant
          (as proposed for reincorporation in Delaware).
  3.3**   Amended and Restated Certificate of Incorporation of the Registrant
          (as proposed for public company).
  3.4**   Bylaws of the Registrant, as amended (current).
  3.5**   Amended and Restated Bylaws of the Registrant (as proposed for public company).
  4.1*    Specimen Stock Certificate.
  5.1*    Opinion of Venture Law Group regarding the legality of the common stock being registered.
 10.1**   First Amended and Restated Investors' Rights Agreement dated August
          27, 1999 between the Registrant and certain investors.
 10.2*    1999 Stock Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.
 10.3**   Amended and Restated 1998 Stock Plan, and form of stock option agreement and restricted stock purchase agreement.
 10.4*    1999 Employee Stock Purchase Plan, and form of subscription agreement.
 10.5*    1999 Directors' Stock Option Plan, and form of stock option agreement.
 10.6**   Form of Common Stock Agreement between the Registrant and each of
          Dean S. Edell M.D. and James J. Hornthal.
 10.7**   Engagement Letter between the Registrant and Hambrecht & Quist dated
          March 22, 1999.
 10.8**   Consulting Agreement between the Registrant and Michael D. McDonald dated August 12, 1999.
 10.9**   Employment Agreements between the Registrant and each of Deryk Van
          Brunt and Marcos A. Athanasoulis.
 10.10**  Employment Agreement between the Registrant and Albert Greene dated
          August 16, 1999.
 10.11**  Offer Letter from the Registrant to C. Fred Toney dated June 16,
          1999.
 10.12**  Letter Agreement between the Registrant and Ann Marie Buddrus dated
          August 4, 1999.
 10.13**  Lock-Up Agreement between the Registrant and Dr. Dean S. Edell dated
          August 27, 1999.
 10.14**  Form of Change of Control Agreement between the Registrant and Albert
          L. Greene.
 10.15**  License and Confidential Information Agreement between the Registrant and Dr. Dean S. Edell dated May 14, 1999.
 10.16**  Office Lease between the Registrant and Christie Avenue Partners JS dated March 26, 1999.
 10.17**  Landlord's Consent and Agreement (Sublease) between the Registrant and Burnham Pacific Operating Partnership, L.P. dated July 22, 1999.
 10.18**  Joint Development Agreement/Base Agreement by and between the
          Registrant, Windom Health Enterprises and Global Health Initiatives
          dated August 12, 1999.
 10.19+** Co-Branded Site Agreement by and between the Registrant, Graedon
          Enterprises, Inc., and Joe Graedon and Teresa Graedon dated September
          9, 1999.
 10.20+   Agreement between the Registrant and AltaVista Company dated
          September 1999.
 10.21+** Agreement and Plan of Reorganization by and between the Registrant,
          HC2 Acquisition Corporation and ePills, Inc. dated September 28,
          1999.
 10.22+   Internet Fulfillment Services Agreement between ePills, Inc. and
          Bergen Brunswig Drug Company dated September 16, 1999.
 10.23+   Pharmacy Services Fulfillment Agreement between ePills, Inc. and
          Medi-Mail, Inc. dated August 1999.
 10.24**  Form of Indemnification Agreement.
 21.1**   List of subsidiaries.
 23.1**   Form of Consent of Independent Accountants.
 23.1b    Consent of Independent Accountants.
 23.2     Consent of Attorney (See Exhibit 5.1).
 24.1**   Power of Attorney.
 27.1**   Financial Data Schedule.

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*To be filed by amendment.

** Previously filed.

+Confidential treatment requested as to certain portions of this Exhibit.

 (b) Financial Statement Schedules

   All financial statement schedules have been omitted because they are not required, are not applicable or because the information required to be included in such schedules is included in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, State of California, on October 8, 1999.

                                          HEALTHCENTRAL.COM

                                                  /s/ C. Fred Toney
                                          By:__________________________________

                                                         C. Fred Toney

                                              Senior Vice President and Chief
                                                   Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----


                 *                   President, Chief Executive     October 8, 1999
____________________________________  Officer and Director
          Albert L. Greene            (Principal Executive
                                      Officer)

         /s/ C. Fred Toney           Chief Financial Officer        October 8, 1999
____________________________________  (Principal Financial and
           C. Fred Toney              Accounting Officer)


                 *                   Co-Chairman of the Board       October 8, 1999
____________________________________
         James J. Hornthal

                 *                   Co-Chairman of the Board       October 8, 1999
____________________________________
        Michael D. McDonald

                 *                   Director                       October 8, 1999
____________________________________
         Louis M. Andersen

                 *                   Director                       October 8, 1999
____________________________________
         Sheryle J. Bolton

                 *                   Director                       October 8, 1999
____________________________________
       Annette Campbell-White


             Signature                           Title                    Date
             ---------                           -----                    ----

                 *                   Director                       October 8, 1999
____________________________________
           Dean S. Edell

                 *                   Director                       October 8, 1999
____________________________________
         Wesley D. Sterman

                 *                   Director                       October 8, 1999
____________________________________
           Robin Wolaner

*Power of Attorney

  /s/ C. Fred Toney

By: ______________________
           C. Fred Toney

                                 EXHIBIT INDEX

  Number  Description
  ------  -----------
  1.1*    Form of Underwriting Agreement.
  3.1**   Second Amended and Restated Articles of Incorporation of the
          Registrant (current).
  3.2**   Amended and Restated Certificate of Incorporation of the Registrant
          (as proposed for reincorporation in Delaware).
  3.3**   Amended and Restated Certificate of Incorporation of the Registrant
          (as proposed for public company).
  3.4**   Bylaws of the Registrant, as amended (current).
  3.5**   Amended and Restated Bylaws of the Registrant (as proposed for public company).
  4.1*    Specimen Stock Certificate.
  5.1*    Opinion of Venture Law Group regarding the legality of the common stock being registered.
 10.1**   First Amended and Restated Investors' Rights Agreement dated August
          27, 1999 between the Registrant and certain investors.
 10.2*    1999 Stock Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.
 10.3**   Amended and Restated 1998 Stock Plan, and form of stock option agreement and restricted stock purchase agreement.
 10.4*    1999 Employee Stock Purchase Plan, and form of subscription agreement.
 10.5*    1999 Directors' Stock Option Plan, and form of stock option agreement.
 10.6**   Form of Common Stock Agreement between the Registrant and each of
          Dean S. Edell M.D. and James J. Hornthal.
 10.7**   Engagement Letter between the Registrant and Hambrecht & Quist dated
          March 22, 1999.
 10.8**   Consulting Agreement between the Registrant and Michael D. McDonald dated August 12, 1999.
 10.9**   Employment Agreements between the Registrant and each of Deryk Van
          Brunt and Marcos A. Athanasoulis.
 10.10**  Employment Agreement between the Registrant and Albert Greene dated
          August 16, 1999.
 10.11**  Offer Letter from the Registrant to C. Fred Toney dated June 16,
          1999.
 10.12**  Letter Agreement between the Registrant and Ann Marie Buddrus dated
          August 4, 1999.
 10.13**  Lock-Up Agreement between the Registrant and Dr. Dean S. Edell dated
          August 27, 1999.
 10.14**  Form of Change of Control Agreement between the Registrant Albert L.
          Greene.
 10.15**  License and Confidential Information Agreement between the Registrant and Dr. Dean S. Edell dated May 14, 1999.
 10.16**  Office Lease between the Registrant and Christie Avenue Partners JS dated March 26, 1999.
 10.17**  Landlord's Consent and Agreement (Sublease) between the Registrant and Burnham Pacific Operating Partnership, L.P. dated July 22, 1999.
 10.18**  Joint Development Agreement/Base Agreement by and between the
          Registrant, Windom Health Enterprises and Global Health Initiatives
          dated August 12, 1999.
 10.19+** Co-Branded Site Agreement by and between the Registrant, Graedon
          Enterprises, Inc., and Joe Graedon and Teresa Graedon dated September
          9, 1999.
 10.20+   Agreement between the Registrant and AltaVista Company dated
          September 1999.
 10.21+** Agreement and Plan of Reorganization by and between the Registrant,
          HC Acquisition Corporation and ePills, Inc. dated September 28, 1999.
 10.22+   Internet Fulfillment Services Agreement between ePills, Inc. and
          Bergen Brunswig Drug Company dated September 16, 1999.
 10.23+   Pharmacy Services Fulfillment Agreement between ePills, Inc. and
          Medi-Mail, Inc. dated August 1999.
 10.24**  Form of Indemnification Agreement.
 21.1**   List of subsidiaries.
 23.1**   Form of Consent of Independent Accountants.
 23.1b    Consent of Independent Accountants.
 23.2     Consent of Attorney (See Exhibit 5.1).
 24.1**   Power of Attorney
 27.1**   Financial Data Schedule.

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*To be filed by amendment.

** Previously filed.

+Confidential treatment requested as to certain portions of this Exhibit.